    As filed with the Securities and Exchange Commission on August 21, 2000

                                                           Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       UNIVERSAL BROADBAND NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                       33-0611753
----------------------------------------------               -------------------
       (State or other jurisdiction of                        (I.R.S. Employer
         incorporation or organization)                      Identification No.)

          2030 Main Street, Suite 550
             Irvine, California                                     92614
----------------------------------------------               -------------------
           (Address of Principal                                 (Zip Code)
             Executive Offices)

                      2000 MANAGEMENT EQUITY INCENTIVE PLAN
                      -------------------------------------
                           2000 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the plan)


                                                          Copy to:
                JEFFREY R. MATSEN
        Vice President and General Counsel         CHRISTOPHER A. WILSON, ESQ.
         Universal Broadband Networks, Inc.       Pillsbury Madison & Sutro LLP
            2030 Main Street, Suite 550         650 Town Center Drive, 7th Floor
             Irvine, California 92614             Costa Mesa, California 92626
                  (949) 260-8100                         (714) 436-6853
---------------------------------------------   --------------------------------
      (Name, address and telephone number,
   including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
  Title of Amount             Amount              Proposed Maximum            Proposed                Amount of
   Securities To               To Be               Offering Price         Maximum Aggregate         Registration
   Be Registered            Registered              per Share(1)          Offering Price(1)              Fee
-------------------------------------------------------------------------------------------------------------------
   Common Stock,          5,417,500 shares(2)          $2.9375               $15,913,906.00         $4,201.27
  $.001 par value
-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low prices as reported on the NASDAQ National Market on August 16, 2000.
(2) 2,417,500 Shares are issuable under the 2000 Management Equity Incentive Plan and 3,000,000 Shares are issuable under the 2000 Equity Incentive Plan

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*
------            ----------------

Item 2.           Registrant Information and Employee Plan Annual Information.*
------            -----------------------------------------------------------

                  * Information required by Part I to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------   -----------------------------------------------

         The following documents previously filed by Universal Broadband Networks, Inc. (formerly IJNT.net, Inc.), a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

                  (i) Annual Report on Form 10-K for the year ended March 31, 2000.

                  (ii) The description of the Registrant's Common Stock incorporated by reference in the Registration Statement on Form 8-A dated April 21, 2000 filed by the Registrant to register the Common Stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports filed for the purpose of updating such description before the termination of the offering of the Common Stock offered hereby.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         The Company's Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

         See Index to Exhibits to this Form S-8, which is incorporated herein by reference.

Item 9.  Undertakings.
------   ------------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 16, 2000.

                                              UNIVERSAL BROADBAND NETWORKS, INC.


                                              By: /s/ MICHAEL A. STERNBERG
                                                  -----------------------
                                                      Michael A. Sternberg
                                                      Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Sternberg and Jeffrey R. Matsen and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


            Name                        Title                            Date
            ----                        -----                            ----

      /s/ JON H. MARPLE            Chairman                          August 16, 2000
------------------------------     of the Board
        Jon H. Marple


      /s/ MARY E. BLAKE            Vice Chairman and Director        August 16, 2000
------------------------------
        Mary E. Blake


    /s/ MICHAEL A. STERNBERG       Chief Executive Officer, and      August 16, 2000
------------------------------     Director
      Michael A. Sternberg


    /s/ RICHARD W. TORNEY          Director                          August 16, 2000
------------------------------
       Richard W. Torney


    /s/ RICHARD F. CHARLES         Director                          August 16, 2000
------------------------------
      Richard F. Charles

    /s/ H. DEAN CUBLEY             Director                          August 16, 2000
------------------------------
      H. Dean Cubley


    /s/ TERRY D. KRAMER            Director                          August 16, 2000
------------------------------
       Terry D. Kramer


    /s/ STEPHEN E. PAZIAN          Director                          August 16, 2000
------------------------------
      Stephen E. Pazian


                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number           Exhibit
------           -------

5.1              Opinion of Pillsbury Madison & Sutro LLP

10.1 2000 Management Equity Incentive Plan (filed as Exhibit 4.6 to the Registrant's Definitive Proxy Statement filed with the Commission on July 5, 2000).

10.2 2000 Equity Incentive Plan (filed as Exhibit 4.7 to the Registrant's Definitive Proxy Statement filed with the Commission on July 5, 2000).

23.1             Consent of BDO Seidman, LLP

23.2             Consent of Smith & Company

23.3             Consent of Pillsbury Madison & Sutro LLP, included in Exhibit
                 5.1.

24.1             Power of Attorney, included on the signature page.